UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 25, 2007

Exide Technologies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11263	23-0552730
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13000 Deerfield Parkway, Building 200, Alpharetta, Georgia		30004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(678) 566-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

As previously reported, on May 31, 2006, the U.S. District Court for the Southern District of Illinois issued an order modifying the payment schedule for the prior fine imposed in February 2002 against Exide Illinois, Inc., a subsidiary of Exide Technologies (collectively "Exide"). On January 25, 2007, the U.S. District Court for the Southern District of Illinois entered an order which provides, in part, that Exide is excused from the requirement to provide adequate security to the United States before the expiration of its term of probation for the remaining unpaid fine amount. All other aspects of the Court's May 31, 2006 Order remain in full force and effect. A copy of the January 25, 2007 Order and Joint Status Report are attached hereto as Exhibits 99.1 and 99.2 respectively.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 January 25, 2007 Order from the U.S. District Court for the Southern District of Illinois.

Exhibit 99.2 Joint Status Report and Motion Regarding Exide's Compliance with the Court's Sentencing Order of February 27, 2002, and with the Modified Payment Schedule Set Forth in the Court's Order of May 31, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exide Technologies

January 26, 2007	By:	Francis M. Corby, Jr.

Name: Francis M. Corby, Jr.
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	January 25, 2007 Order from the United States District Court for the Southern District of Illinois
99.2	Joint Status Report and Motion Regarding Exide's Compliance with the Court's Sentencing Order of February 27, 2002, and with the Modified Payment Schedule Set Forth in the Court's Order of May 31, 2006